    As filed with the Securities and Exchange Commission on October 12, 1999

                                        Registration Statement No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                                BROOKTROUT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


     MASSACHUSETTS                                       04-2184792
(State of Organization)                     (I.R.S. Employer Identification No.)

                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                    (Address of Principal Executive Offices)

                                BROOKTROUT, INC.
                      1992 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plans)

                      ------------------------------------


                                  ERIC R. GILER
                                    President
                                Brooktrout, Inc.
                                410 First Avenue
                          Needham, Massachusetts 02494
                                 (781) 449-4100
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                      ------------------------------------


                                  With copy to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities To Be          Amount to be              Proposed Maximum            Proposed Maximum              Amount of
        Registered                Registered (1)        Offering Price Per Share(2)  Aggregate Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock,               300,000 shares                  $12.03                    $3,609,000                   $1,004
      $.01 par value
====================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the NASDAQ National Market on October 11, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to Instruction E of Form S-8, Brooktrout, Inc. (the "Registrant") hereby incorporates by reference the Registration Statements on Form S-8 dated December 10, 1992 as filed with the Commission on December 17, 1992, File No. 33-55900 and dated September 4, 1998 as filed with the Commission on September 4, 1998, File No.
333-62959.


ITEM 8.  EXHIBITS.

       The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits

  4.1 Brooktrout, Inc. 1992 Stock Incentive Plan, as amended, previously filed as Exhibit 10.1 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 19, 1996, File No. 333-12313
  4.2 Second Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan previously filed as Exhibit 4.2 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 4, 1998, File No.333-62959
  4.3     Third Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan
  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
 23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
 23.2     Consent of Deloitte & Touche LLP, Independent Auditors
 24.1 Powers of Attorney (included on signature page to this registration statement)



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Brooktrout, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts on this 12th day of October, 1999.

                                     Brooktrout, Inc.

                                     By:          /s/ Eric R. Giler
                                        ----------------------------------------
                                                      Eric R. Giler
                                                        President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric R. Giler, David W. Duehren and Robert C. Leahy, and each of them acting singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                               TITLE                                      DATE
          ---------                               -----                                      ----

    /s/ Eric R. Giler                 President and Director                          October 12, 1999
------------------------------        (Principal Executive Officer)
        Eric R. Giler

    /s/ David W. Duehren              Vice President of Research and                  October 12, 1999
------------------------------        Development, Clerk and Director
        David W. Duehren

    /s/ Robert C. Leahy               Vice President of Finance and Operations,       October 12, 1999
------------------------------        and Treasurer (Principal Financial and
        Robert C. Leahy               Accounting Officer)


    /s/ Patrick T. Hynes              Vice President of Advanced Product              October 12, 1999
------------------------------        Engineering and Director
        Patrick T. Hynes

    /s/ Robert G. Barrett             Director                                        October 12, 1999
------------------------------
        Robert G. Barrett

    /s/ David L. Chapman              Director                                        October 12, 1999
------------------------------
        David L. Chapman


------------------------------        Director                                        October __, 1999
        W. Brooke Tunstall



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


                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------


4.3            Third Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan


5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

23.1           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)

23.2           Consent of Deloitte & Touche LLP

24.1 Powers of Attorney (included on signature pages to this Registration Statement)




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